SHELTON GREATER CHINA FUND

AMENDED AND RESTATED

DECLARATION OF TRUST

Effective October 10, 2011

AMENDED AND RESTATED

DECLARATION OF TRUST

OF

SHELTON GREATER CHINA FUND

This Amended and Restated Declaration of Trust is made by the Trustees on this 22nd day of September, 2011, and amends and restates in its entirety the Amended and Restated Declaration of Trust, and any amendments thereto, made by the Trustees on May 8, 1989.  This Amended and Restated Declaration of Trust is to be effective as of October 10, 2011.

WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto, such trust to be of the type commonly known as a "Massachusetts business trust;" and

WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided:

NOW, THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

ARTICLE I

NAME AND DEFINITIONS

Section 1.1 Name; Resident Agent. The name of the trust created hereby is "Shelton Greater China Fund." The principal place of business of the Trust is 44 Montgomery Street, Suite 2100, San Francisco, CA 94104. The resident agent for service of process, upon whom all lawful process in any action or proceeding against the Trust may be served, is Amal-Noor Joury, Investor Services Associate Counsel, c/o Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109.

Section 1.2 Definitions. Wherever they are used herein, the following terms have the following respective meanings:

(a) "Administrator" means the party or parties, other than the Trust, to any contract described in Section 4.4.

(b) "By-Laws" means the By-laws referred to in Section 3.9 hereof, as from time to time amended.

(c) the terms "Commission," "Interested Person," and "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) have the meanings given them in the 1940 Act.

(d) "Custodian" means a party or parties, other than the Trust, to a contract described in Section 4.5 hereof.

(e) "Declaration" means this Amended and Restated Declaration of Trust, as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

(f) "Distributor" means a party or parties, other than the Trust, to a contract described in Section 4.2 hereof.

(g) "Investment Manager" means a party furnishing services to the Trust pursuant to any contract described in Section 4.1 hereof.

(h) The "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time.

(i) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

(j) "Shareholder" means a record owner of outstanding Shares.

(k) "Shares" means the Shares of Beneficial Interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

(l) "Transfer Agent" means the party, other than the Trust, to the contract described in Section 4.3 hereof.

(m) The "Trust" means the entity specified in Section 1.1 above.

(n) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

(o) The "Trustees" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

(p) "Underwriter" means a party or parties, other than the Trust, to a contract described in Section 4.2 hereof.

ARTICLE II

TRUSTEES

Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees in office, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of the decrease.

Section 2.2. Term of Office of Trustees. Each Trustee shall hold office for the lifetime of the Trust or until such Trustee’s earlier death, resignation, removal, retirement or inability otherwise to serve, or, if sooner than any of such events, until the next meeting of Shareholders called for the purpose of electing Trustees or consent of Shareholders in lieu thereof for the election of Trustees, and until the election and qualification of his or her successor.  Provided (a) that any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) for cause, at any time by written instrument, signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; and (d) that a Trustee may be removed for cause at any meeting of Shareholders by a vote of at least 66 2/3% of the then outstanding Shares.  Upon resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee.  Upon the incapacity or death of any Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.  Each of the Trustees in office as of the time this amendment was adopted will serve for the term set forth above, notwithstanding that he or she was elected for a definitive term.

Section 2.3. Resignation and Appointment of Trustees. In case of the declination, death, resignation, retirement, removal or inability of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person or persons as they in their discretion shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office. Any such appointment shall not become effective, however, until the person named in the written instrument or appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. Within twelve months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trustees. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

Section 2.4. Vacancies. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees in office shall be conclusive evidence of the existence of such vacancy.

ARTICLE III

POWERS OF TRUSTEES

Section 3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, including such powers of delegation as set forth in Section 3.6. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

Section 3.2. Investments. (a) The Trustees shall have the power to:

(i) conduct, operate and carry on the business of an investment company;

(ii) subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of United States and foreign currencies, any form of gold and other precious metals, commodity contracts, options, contracts for the future acquisition or delivery of securities and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidence of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed or sponsored by any and all Persons, including, without limitation, states, territories and possessions of the United States and the District of Columbia and any of the political subdivisions, agencies or instrumentalities thereof, and by the United States Government, any foreign government, political subdivisions thereof or their agencies or instrumentalities, or international instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, or retain Trust assets in cash and from time to time change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments.

(iii) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

(b) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

Section 3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII and VIII hereof, to apply to any such retirement, cancellation or acquisition of Shares any funds or property of the Trust whether capital or surplus or otherwise. Except as prohibited by the 1940 Act, the Trustees shall have the power to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in interests in the Trust of a class or classes other than the Shares, and to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares.

Section 3.5. Borrowing Money; Lending Trust Property. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust property.

Section 3.6. Delegation; Committees. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

Section. 3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Section 3.8. Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

Section 3.9. Manner of Acting; By-laws. Except as otherwise provided herein or in the By-laws, and except in cases where the 1940 Act requires meetings of the Trustees to be in person, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-laws.

Section 3.10. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees pursuant to Section 2.2, or fill vacancies in or add to their number pursuant to Sections 2.3 and 2.1, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit sharing, share purchase and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including the Investment Manager, Distributor, Underwriter, Transfer Agent and selected dealers to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

Section 3.11. Principal Transactions. The Trustees may, on behalf of the Trust, from time to time, as permitted by the 1940 Act or any order of exemption issued by the Commission, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Manager, Distributor, Underwriter or Transfer Agent or with any Interested Person of such Person. The Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or Custodian upon customary terms.

Section 3.12. Trustees and Officers as Shareholders. No officer, Trustee or Member of-the Advisory Board of the Trust, and no member, partner, officer, director or trustee of the Investment Manager or of the Distributor, and no Investment Manager or Distributor of the Trust, shall take a short position in the securities issued by the Trust.

ARTICLE IV

CERTAIN CONTRACTUAL RELATIONSHIPS

Section 4.1. Investment Manager. Subject to a Majority Shareholder Vote (when and to the extent required by the 1940 Act), the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby a party to such contract shall be appointed Investment Manager and shall undertake to furnish the Trust such management, investment advisory, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may delegate to the Investment Manager authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Manager (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

Section 4.2. Distributor and Underwriter. The Trustees may in their discretion from time to time enter into a contract providing for the sale of Shares whereby the Trust may either agree to sell the Shares to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-laws; and such contract may also provide for the sale of Shares by such other party or parties as principal or as agent of the Trust and may provide that such other party or parties may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution of the Shares.

Section 4.3. Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract or contracts whereby the other party to such contract shall undertake to furnish transfer agency and/or shareholder services to the Trust. The contract or contracts shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration or the By-laws. Such services may be provided by one or more Persons.

Section 4.4. Administrator. The Trustees may in their discretion from time to time enter into one or more administrative services agreements whereby the other party to such agreement shall undertake to furnish such administrative services to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine; provided that such terms and conditions are not inconsistent with the provisions of the Declaration or the By-Laws. Such services may be rendered by more than one Person.

Section 4.5. Custodian. The Trustees may in their discretion from time to time enter into a custodian contract or contracts whereby the other party to any such contract shall undertake to furnish custodian services to the Trust including holding the Trust's securities and cash and maintaining books and records with respect to the Trust's transactions. Any such contract shall-have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. The By-laws may make further provisions as to the duties and appointment of any Custodian.

Section 4.6. Parties to Contract. Any contract of the character described in Section 4.1, 4.2, 4.3, 4.4 or 4.5 of this Article IV may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV or the By-laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1, 4.2, 4.3, 4.4 or 4.5 above, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.6.

ARTICLE V

LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
TRUSTEES AND OTHERS

Section 5.1. No Personal Liability of Shareholders Trustees etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for the duties involved in the conduct of his office; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein. The Trustees shall at all times maintain insurance for the protection, directly or indirectly, of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

Section 5.2. Non-Liability of Trustees etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former- or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 5.3. Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

(i) every person who is or has been a Trustee or officer of the Trust shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof; and

(ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b) No indemnification shall be provided hereunder to a Trustee or officer:

(i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

(ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

(iii) in the event of a settlement involving a payment by a Trustee or officer or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) resulting in a payment by a Trustee or officer, unless there has been either a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

(A) by vote of a majority of the Disinterested. Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

(B) by written opinion of independent legal counsel.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a Person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such Person. Nothing contained herein shall affect any rights to indemnification to which personnel other than Trustees and officers may be entitled by contract or otherwise under law.

(d) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 5.3, provided that either

(i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

(ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

As used in this Section 5.3, a "Disinterested Trustee" is one (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

Section 5.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind any of the Trustees or Shareholders individually.

Section 5.6. Reliance on Experts etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Manager, the Distributor, Transfer Agent, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, of such series or classes, and of such designations and par values (if any) and with such rights, preferences, privileges, limitations, restrictions and such other relative terms as shall be determined by the Trustees from time to time.  The number of shares of beneficial interest authorized hereunder is unlimited.  All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.  The Trustees shall have full power and authority to take such action with respect to the Shares as the Trustees may deem desirable.  With the adoption of this amended Section 6.1, the Trustees may amend this Declaration, without any consent of the holders of Shares, as is appropriate to implement such amended Section 6.1.

Section 6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer any assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

Section 6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners and members of a joint stock association.

Section 6.4. Issuance of Shares.

(a)  Series.   The Trustees may from time to time authorize the division of Shares into one or more series of Shares.  The relative rights, preferences, privileges, limitations, restrictions and other relative terms of any series shall be established and designated by the Trustees, and may be modified by the Trustees from time to time, upon and subject to the following provisions:

       (i)  Subject to variations between classes of Shares of a series, all Shares shall be identical except that there may be such variations as shall be fixed and determined by the Trustees from time to time between different series, including, without limitation, as to qualifications for ownership, minimum purchase amounts, minimum account size, purchase price, fees and expenses, redemptions, conversions and exchanges, and special and relative rights as to dividends and on liquidation, and each series shall have such business purpose or investment objective as shall be determined by the Trustees.  Each Share of a series shall represent a beneficial interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined below) are allocated to such series).  All references to Shares in this Declaration shall be deemed to include references to Shares of any or all series as the context may require.

       (ii)  The number of authorized Shares of each series and the number of Shares of each series that may be issued shall be unlimited.  The Trustees may divide or combine any issued or unissued Shares of any series into a greater or lesser number; classify or reclassify any issued or unissued Shares into one or more series; terminate any one or more series; change the name of a series; and take such other action with respect to the series as the Trustees may deem desirable.

       (iii)   All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be (collectively, the “Assets”), shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series, and shall be so recorded upon the books of the Trust.  Such Assets, together with any General Assets (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as "Assets belonging to" that series.  In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as Assets belonging to any particular series (collectively, the "General Assets"), the Trustees shall allocate such General Assets to and among any one or more of the series created from time to time in such manner and on such basis as they deem fair and equitable; and any General Assets allocated to a particular series shall be Assets belonging to that series.  Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.  Separate and distinct records shall be maintained for each series and the Assets belonging to each series shall be held and accounted for in such separate and distinct records separately from the Assets belonging to all other series and the General Assets of the Trust not allocated to such series.

       (iv)  The Assets belonging to a particular series shall be charged with the debts, liabilities and obligations of the Trust in respect of that series and with all expenses, costs, charges and reserves attributable to that series (collectively, the “Liabilities”), which Liabilities shall be recorded upon the books of the Trust.  Such Liabilities together with any General Liabilities (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as "Liabilities belonging to" that series.  In the event there are any debts, liabilities, obligations, expenses, costs, charges or reserves of the Trust that are not readily identifiable as belonging to any particular series (collectively, the "General Liabilities"), the Trustees shall allocate and charge such General Liabilities to and among any one or more of the series created from time to time in such manner and on such basis as they deem fair and equitable; and any General Liabilities so allocated to a particular series shall belong to that series.  Each such allocation by the Trustees shall be conclusive and binding upon all concerned for all purposes.  Without limiting the foregoing, but subject to the right of the Trustees to allocate General Liabilities as herein provided, the Liabilities belonging to a particular series shall be enforceable only against the Assets belonging to such series and not against the assets of the Trust generally or against the Assets belonging to any other series, and none of the General Liabilities incurred, contracted for or otherwise existing with respect to the Trust generally or any Liabilities incurred, contracted for or otherwise existing with respect to any other series shall be enforceable against the Assets belonging to such series.  Any person extending credit to, contracting with or having any claim against any series may look only to the Assets belonging to that series to satisfy or enforce any Liability belonging to that series.  No Shareholder or former Shareholder of any series, in such capacity, shall have a claim on or any right to any Assets belonging to any other series.

(b)  Classes.    The Trustees may from time to time authorize the division of Shares of the Trust or any series thereof into one or more classes.  The relative rights, preferences, privileges, limitations, restrictions and other relative terms of a class shall be established and designated by the Trustees and may be modified by the Trustees from time to time.  All Shares of a class of a series shall be identical with each other and with the Shares of each other class of the same series except for such variations between classes as may be authorized by the Trustees from time to time and not prohibited by the 1940 Act, including, without limitation, as to qualifications for ownership, minimum purchase amounts, minimum account size, purchase price, fees and expenses, right of redemption, and the price, terms and manner of redemption, conversion and exchange rights and special and relative rights as to dividends and on liquidation.  The number of authorized Shares of each class and the number of Shares of each class that may be issued shall be unlimited.  The Trustees may divide or combine the issued or unissued Shares of any class into a greater or lesser number; classify or reclassify any issued or unissued Shares of any class into one or more classes; combine two or more classes of a series into a single class of such series; terminate any one or more classes of Shares; change the name or other designation of a class; and take such other action with respect to the classes as the Trustees may deem desirable.  To the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes, the Trustees may allocate assets, liabilities, income and expenses of a series to a particular class of that series or apportion the same among two or more classes of that series.  All references to Shares in this Declaration shall be deemed to include references to Shares of any or all classes as the context may require.

(c)  Establishment and Designation of Series and Classes; Termination.

       (i) The establishment and designation of any series or class of Shares shall be made either by the vote of a majority of the Trustees or upon the execution by a majority of the Trustees of an instrument, in each case setting forth such establishment and designation, the effective date of such establishment and establishment and designation and the relative rights, preferences, privileges, limitations, restrictions and other relative terms of such series and/or class, whether directly in such resolution or instrument or by reference to one or more documents or instruments outside this Declaration and outside the resolutions, as the same may be in effect from time to time, including any prospectus relating to such series or class.  Any such instrument executed by a majority of the Trustees, or, with respect to an establishment and designation made by vote of the Trustees, an instrument setting forth such resolutions and certified by an authorized officer of the Trust (in each case, a "Designation").  Additions or modifications to a Designation, including, without limitation any termination of an existing series or class, shall be made in the same manner as is permitted for the establishment and designation of such series or class, and the Trustees may, without the vote of Shareholders, terminate a series or class at any time, whether or not there are shares of such series or class then outstanding.

       (ii)  Notwithstanding the provisions of this Section 6.4, the Shares outstanding as of the date the open-ending of the Trust became effective will be designated Shelton Greater China Fund series.

(d)  Conforming Amendments.  With the adoption of this amended Section 6.4, the Trustees may amend this Declaration, without any consent of the holders of Shares, as is appropriate to implement such amended Section 6.4.

Section 6.5. Register of Shares. A register shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

Section 6.6. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with any certificate or certificates (if issued) for such Shares and such evidence of the genuiness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or register nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees, or the Transfer Agent; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 6.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

Section 6.8. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees or for their removal as provided in Section 2.2 hereof, (ii) with respect to any investment advisory or management contract as provided in Section 4.1, (iii) with respect to termination of the Trust as provided in Section 8.2, (iv) with respect to an amendment of this Declaration to the extent and as provided in Section 8.3, (v) with respect to any merger, consolidation, conversion or sale of assets as provided in Sections 8.4 and 8.6 (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders and (vii) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-laws or any effective registration statement of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable. In the event that the Shares cease to be listed on a national stock exchange, the Trustees may submit to the Shareholders at a meeting called for such purpose a proposal to eliminate the requirement in Section 2.2 hereof to hold annual meetings of Shareholders for the election of Trustees. In the event that at such a meeting the holders of not less than 50% of the Shares outstanding and entitled to vote thereon vote to eliminate the requirement to hold annual meetings of Shareholders for the election of Trustees, then (a) the names of all of the members of the Board of Trustees shall be submitted to the Shareholders at such meeting for reelection, and (b) the Trustees shall adopt an amendment to this Declaration (which shall not require the approval of Shareholders) which will put into effect the provisions of Section 16(c) of the 1940 Act in the manner and to the extent described in the Trust's effective registration statement with the Commission. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust shall not be voted. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-laws to be taken by Shareholders. The By-laws may include further provisions for Shareholders' votes and meetings and related matters.

Section 6.9. Voting - Series and Classes of Shares.  On any matter submitted to a vote of the Shareholders, all Shares of all series and classes then entitled to vote shall be voted together, except that (i) when required by the 1940 Act to be voted by individual series or class, Shares shall be voted by individual series or class, and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more series or classes, only Shareholders of such one or more series or classes shall be entitled to vote thereon.  With the adoption of this amended Section 6.9, the Trustees may amend this Declaration, without any consent of the holders of Shares, as is appropriate to implement such amended Section 6.9.

ARTICLE VII

DETERMINATION OF NET ASSET VALUE,
NET INCOME AND DISTRIBUTIONS

The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted vote of the Trustees such bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable. Notwithstanding any other provision hereof, any distribution of capital gains of the Trust shall be considered a distribution of capital, and not income, of the Trust.

ARTICLE VIII

DURATION; TERMINATION OF TRUST;
AMENDMENT; MERGERS, ETC.

Section 8.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article VIII.

Section 8.2. Termination of Trust. (a) The Trust may be terminated by the vote or consent of the Trustees and the consent of the holders of not less than a majority of the Shares outstanding and entitled to vote. Upon the termination of the Trust:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs;

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, _transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided, that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property shall require Shareholder approval in accordance with Section 8.4 hereof; and

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly in cash and partly in kind, among the Shareholders according to their respective rights.

(b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section 8.3. Amendment Procedure. (a) Except as provided in paragraphs (c) and (d) of this Section 8.3, this Declaration may be amended by the vote or consent of the Trustees and the consent of the holders of not less than a majority of the Shares outstanding and entitled to vote. The Trustees may also amend this Declaration without the vote or consent of Shareholders (i) to change the name of the Trust, (ii) to supply any omission, or to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, provided that no such amendment described in this clause (ii) shall materially adversely affect the rights of any Shareholder, or (iii) if the Trustees deem it necessary, to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code. The Trustees shall not be liable for failing so to make any such amendments.

(b) Subject to paragraph (d) of this Section 8.3, no amendment may be made under this Section 8.3 which would change any rights with respect to any Shares by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessment upon Shareholders.

(c) No amendment may be made under this Section 8.3 which shall amend, alter, change or repeal any of the provisions of Sections 2.2, 8.3, 8.4, 8.6 and 8.7 unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative consent of sixty-six and two-thirds percent (66 2/3%) of the Shares outstanding and entitled to vote, but subject to the last sentence of Section 8.3(b).Such affirmative consent shall be in addition to the consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

(d) Notwithstanding the provisions of paragraph (b) of Section 8.3, the Trustees may amend this Declaration under this Section 8.3, without any consent of the holders of Shares, to provide for an additional class or classes of transferable shares of beneficial interest, to prescribe the designation of each class and its par value (if any), to prescribe any limit on the number of shares of such class that may be issued and to determine the rights, preferences, privileges and restrictions granted to or imposed upon any issued shares of any such class, which may be senior or junior or otherwise different from rights, preferences, privileges and restrictions granted to the Shares under this Declaration, but subject to the provisions of the 1940 Act.

(e) A certificate signed by the Secretary of the Trust setting forth an amendment and reciting that it was duly adopted by the Trustees as aforesaid, or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

Section 8.4. Merger Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the vote or consent of the Trustees and the consent of the holders of not less than a majority of the Shares outstanding and entitled to vote; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. Nothing contained herein shall be construed as requiring approval of shareholders for any sale of assets in the ordinary course of business of the Trust.

Section 8.5. Incorporation and Reorganization. The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. Subject to section 8.4 hereof, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

Section 8.6. Conversion. (a) In the event that, during any twelve-week period commencing after the third anniversary of the closing of the reorganization of the Trust as described in the Trusts' Registration Statement on Form N-2, the average closing price of the Shares of the Trust, as reported on the New York Stock Exchange (or, if the Shares are not listed on such exchange, as reported on any other national securities exchange on which the Shares are listed), is less than an amount equal to 90% of the Trust's average net asset value per share during such twelve-week period, the Trustees shall, at the next annual meeting of Shareholders, submit to the Shareholders a proposal to convert the Trust from a closed-end company to an open-end company. Notwithstanding any other provision of this Declaration, the affirmative vote or consent of the holders of a majority of the Shares outstanding and entitled to vote thereon shall be required to approve a proposal to effect such a conversion which has been submitted to the Shareholders pursuant to this Section 8.6(a), and such approval, if obtained, shall be binding upon the Trust.

(b) The Trustees may at any other time submit to the Shareholders a proposal to convert the Trust from a closed-end company to an open-end company. Notwithstanding any other provision of this Declaration, the affirmative vote or consent of the Trustees and the affirmative vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote thereon shall be required to approve a proposal to effect such a conversion which has been submitted to the Shareholders pursuant to this Section 8.6(b), and such approval, if obtained, shall be binding upon the Trust.

(c) For purposes of this Section 8.6, the terms "closed-end company" and "open-end company" shall have the meanings given to them in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act as in effect on June 30, 1988.

Section 8.7. Certain Transactions. (a) Nothwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the Shares outstanding and entitled to vote, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the requisite approval by the Trustees and to any vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of stock, whether now or hereafter authorized, or by any agreement between the Trust and any national securities exchange.

(b) The term "Principal Shareholder" shall mean any Person which is the "beneficial owner" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on June 30, 1988 (the "Exchange Act")), directly or indirectly, of more than five percent (5%) of the outstanding Shares and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a Person beneficially owns directly, (a) any Person shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants or otherwise or (ii) which are beneficially owned, directly or indirectly(including Shares deemed owned through application of clause (i) above), by any other Person with which its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c) This Section shall apply to the following transactions:

(i)	The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

(ii)	The issuance of any securities of the Trust to any Principal Shareholder for cash.

(iii)	The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.)

(iv)	The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market .value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d) The provisions of this Section 8.7 shall not be applicable to any of the transactions described in paragraph (c) of this Section if (i) not less than two-thirds of the Continuing Trustees then in office, in advance of the acquisition of Shares that caused the Principal Shareholder to become a Principal Shareholder (an "Initial Acquisition"), expressly approved such Initial Acquisition and determined, on such terms and conditions, if any, as they deemed appropriate at the time, that the special voting requirement of paragraph (a) of this Section 8.7 would not be applicable to the transaction with such Principal Shareholder, or (ii) not less than two-thirds of the Continuing Trustees then in office shall have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction. For purposes of this Section 8.7, the term "Continuing Trustees" shall mean, at any given time, any Trustee who at such time was not an "affiliate" or "associate" (as defined in paragraph (e)) of a Principal Shareholder and who was (I) a member of the Board of Trustees on the effective date of the Trust's Registration Statement on Form N-2 with the Commission, (II) a member of the Board of Trustees of the Trust immediately prior to the time that any Principal Shareholder involved in a transaction described in paragraph (c) became a Principal Shareholder (or, if the transaction involves more than one Principal Shareholder, immediately prior to the time the first of such Persons became a Principal Shareholder), or (III) elected or proposed for election for his or her initial term of office by two-thirds of the Continuing Trustees. The term "two-thirds of the Continuing Trustees" means at least two-thirds in number of the individuals who at the time constitute all of the Continuing Trustees of the Trust, provided that in order for any determination of the Continuing Trustees to be valid for purposes of this paragraph (d), there must be at least three Continuing Trustees in office at the time of determination. In the event that this Section is inapplicable as provided in clauses (i) and (ii) of this paragraph (d), the Shareholder vote, if any, otherwise required by this Declaration shall be sufficient.

(e) The Continuing Trustees (as defined in paragraph (d)) shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust, whether (i) a Person beneficially owns more than five percent (5%) of the outstanding Shares, (ii) a Person is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof, constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section. If there are no Continuing Trustees at the time such a determination is to be made, any determination not involving the waiver of a required vote or approval of a proposed transaction by the Continuing Trustees may be made in good faith by the Trustees then in office if the basis for such determination is set forth in writing and delivered promptly to any persons affected thereby.

ARTICLE IX

REPORTS TO SHAREHOLDERS

The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

ARTICLE X

REDEMPTIONS

In the event that the Shareholders of the Trust vote to convert the Trust from a "closed-end company" to an "open-end company" (as those terms are defined in Section 8.6) in accordance with the provisions of Section 8.6, the following provisions shall, upon the effectiveness of such conversion, become effective:

Section 10.1  Redemptions at the Option of a Shareholder.  Unless otherwise provided in the prospectus or statement of additional information, as required, of the Trust relating to the Shares, as such prospectus or statement of additional information, as required, may be amended from time to time:

(a)  The Trust shall purchase such Shares as are offered by any Shareholder for redemption upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person or entity designated by the Trust that the Trust purchase such Shares and/or in accordance with such other procedures for redemption as the Trustees may from time to time authorize.  If certificates have been issued to a Shareholder, any request for redemption by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

(b)  The Trust shall pay for such Shares the net asset value thereof (excluding any applicable redemption fee or sales load), in accordance with this Declaration, the By-Laws, the 1940 Act and other applicable law.  Payments for Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind.  In case of any payment in kind, the Trustees, or their authorized officers, shall have absolute discretion as to what security or securities of the Trust or the applicable series shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act of 1974, as amended, or any other applicable law, shall receive cash.  Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

(c)  Payment by the Trust for such redemption of Shares shall be made by the Trust to the Shareholder within seven days after the date on which the redemption request is received in proper form and/or such other procedures authorized by the Trustees are complied with; provided, however, that if payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such seven-day period.  In no case shall the Trust be liable for any delay of any corporation or other person or entity in transferring securities selected for delivery as all or part of any payment in kind.

(d)  The obligations of the Trust set forth in this Section 10.1 are subject to the provision that such obligations may be suspended or postponed by the Trustees (1) during any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays; (2) if permitted by the rules of the Securities and Exchange Commission (the "Commission"), during periods when trading on the Exchange is restricted; or (3) during a "National Financial Emergency," which is defined as the whole or any part of any period during (i) which an emergency exists as a result of which disposal by the Trust of securities or other assets owned by the Trust is not reasonably practicable; (ii) which it is not reasonably practicable for the Trust fairly to determine the net asset value of its assets; or (iii) such other period as the Commission may by order permit for the protection of investors.  The Trustees may, in their discretion, declare that the suspension relating to a National Financial Emergency shall terminate, as the case may be, on the first business day on which the Exchange shall have reopened or the period specified above shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trustees shall be conclusive).

(e)  The right of any Shareholder of the Trust or any series or class thereof to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed, except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase price of such Shares shall have been fixed, as provided above.

Section 10.2. Redemptions of Accounts. The Trustees may redeem Shares of any Shareholder at a redemption price determined in accordance with Section 10.1 if, immediately following a redemption of Shares for any reason, the aggregate net asset value of the Shares in such Shareholder's account is less than an amount determined by the Trustees. If the Trustees redeem Shares pursuant to this Section 10.2, a Shareholder will be notified that the value of his account is less than such amount and be allowed sixty (60) days to make an additional investment before the redemption is processed.

Section 10.3 Conforming Amendments.  With the adoption of this amended Article X, the Trustees may amend this Declaration, without any consent of the holders of Shares, as is appropriate to implement such amended Article X.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

Section 11.2. Governing Law. This Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

Section 11.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 11.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, is a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-laws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

Section 11.5. Provisions in Conflict with Law or Regulations. (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act or the regulated investment company provisions of the Internal Revenue Code, the conflicting provision shall be modified by the Trustees to the extent necessary to conform to the requirements of such laws; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Declaration of Trust this 22nd day of September, 2011.

/s/ Stephen C. Rogers
Steven C. Rogers, as Trustee and not individually
44 Montgomery Street Suite 2100 San Francisco, CA 94104

/s/ James W. Miller, Jr.*
James W. Miller, Jr., as Trustee and not individually
101 California Street Suite 2600 San Francisco, CA 94111

/s/ Stephen H. Sutro*
Stephen H. Sutro, as Trustee and not individually
Duane Morris One Spears Tower San Francisco, CA 94111

/s/ Frederick C. Copeland, Jr.*
Frederick C. Copeland, Jr., as Trustee and not individually
11 Deer Ridge Road Avon, CT 06001
/s/ Robert P. Parker*
Robert P. Parker, as Trustee and not individually
275 Battery Street, Suite 2400 San Francisco, CA 94111

/s/ Edward B. Collins*
Edward B. Collins, as Trustee and not individually
756 Market Street, Apt 31A San Francisco, CA 94103

/s/ Kevin T. Kogler* Gregory Kevin T. Kogler, as Trustee and not individually
70 Edge Road Atherton, CA 94027

*	Signed by Stephen C. Rogers pursuant to Powers of Attorney.

SCHEDULE A
Series
Effective as of October 10, 2011

WHEREAS, the Trustees of the Trust, acting pursuant to Section 6.4 of the Amended and Restated Declaration of Trust of Shelton Greater China Fund (the “Trust”), effective October 10, 2011, as may be amended from time to time (the “Declaration”), may divide the Shares of the Trust into one or more Series of Shares;

WHEREAS, pursuant to Section 6.4(c)(ii), all Shares of the Trust outstanding as of the effective date hereof are designated as Shares of Shelton Greater China Fund, a Series of the Trust;

NOW THEREFORE, the Trustee(s) of the Trust do hereby establish and designate the following Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Shelton Greater China Fund

1.	Each Share of a Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.	The number of authorized Shares of a Series is unlimited.

3.
A Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (the “Registration Statement”).  Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 6.4 of the Declaration.

4.
With respect to a Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, if any, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.
The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.	The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.	Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

IN WITNESS WHEREOF, the undersigned have executed this Schedule A to the Amended and Restated Declaration of Trust this 22nd day of September, 2011.

/s/ Stephen C. Rogers
Steven C. Rogers, as Trustee and not individually

/s/ James W. Miller, Jr.*
James W. Miller, Jr., as Trustee and not individually

/s/ Stephen H. Sutro*
Stephen H. Sutro, as Trustee and not individually

/s/ Frederick C. Copeland, Jr.*
Frederick C. Copeland, Jr., as Trustee and not individually

/s/ Robert P. Parker*
Robert P. Parker, as Trustee and not individually

/s/ Edward B. Collins*
Edward B. Collins, as Trustee and not individually

/s/ Kevin T. Kogler* Gregory Kevin T. Kogler, as Trustee and not individually

* Signed by Stephen C. Rogers pursuant to Powers of Attorney.